Exhibit 99.1

Corporate Office: 1475 South Bascom Avenue, Suite 101, Campbell, CA 95008	ABN 88 010 966 793 Registered Office: Suite 2 - Level 2 53 Cross Street Double Bay Sydney NSW 2028

July 10, 2012

ASX & MEDIA RELEASE

CBD Energy Awarded First US Commercial Solar Project

Partnering with Westinghouse Solar to Deliver Project

CBD Energy Limited (ASX: CBD), a diversified renewable energy company, has signed its first solar PV installation contract in the United States. The project is a design, engineering, procurement and construct (EPC) contract to build a solar system for a school in New Jersey. Westinghouse Solar, Inc. (NASDAQ:WEST) will partner with CBD’s EPC division to deliver the project.

This is the first step by CBD in establishing a US solar EPC business. CBD will utilize technical expertise and project management services from its international EPC division and from Westinghouse Solar to deliver the project.  The project involves installing multiple rooftop and carport solar PV systems, to supply power to the school, and excess power to be sold back into the grid.

The approximate value of the project is US$3.8 million. Project commencement is anticipated in mid-July and is expected to take approximately three months to complete. The financial impact is anticipated to be recognized in the merged entity during the second half of 2012.

James Greer, CBD Energy, Senior Vice President, US Development & Investor Relations commented, “The successful completion of this first solar project will be an important demonstration of CBD’s competitive advantage in a market that has significant renewable energy development. As CBD solidifies its U.S. market presence by merging with Westinghouse Solar, we are looking forward to increasing project volume and further validating our entrance in the US market.”

Westinghouse Solar CEO Margaret Randazzo commented, “We are very excited to see CBD secure a market win here in the U.S. and to partner with their EPC division to make the project successful.  Expansion to capture EPC opportunities such as this project in the U.S., and the development of international distribution opportunities for Westinghouse Solar, such as the agreement we previously announced with CBD for sales of our solar panels to Harvey Norman in Australia, are examples of the new markets and synergies we were looking for from a CBD and Westinghouse Solar business combination.”

CBD Managing Director, Gerry McGowan, stated, “Entering the U.S. commercial market is an important milestone for CBD, and leverages our experience from the projects we are constructing in Europe, Asia and the South Pacific. We are able to achieve this expansion by bringing together our engineering expertise, project management capabilities and cost effective supply chain to work with a local workforce to deliver cost efficient renewable energy solutions. Over the course of a day, CBD now has continuous operations in delivering renewable energy projects around the globe.”

FOR FURTHER INFORMATION:
Gerry McGowan
Managing Director, CBD Energy Limited
Tel + 61 419 717 717
gerrymcgowan@cbdenergy.com.au

James Greer
Senior Vice President, US Development & Investor Relations, CBD Energy Limited
Tel +1 917 714 4791
james.greer@cbdenergy.com.au

Media inquiries:

Ian Westbrook
Westbrook Financial Communications
+61 407 958 137
 ian@westbrookfin.com.au

Westinghouse Solar Investor Relations Contact:
Genesis Select
Matthew Selinger, Partner
+1 303 415-0200
mselinger@genesisselect.com

About CBD Energy (ASX:CBD)

CBD is Australia's emerging leader in renewable energy, enabling the efficient use of renewable energy for utilities, businesses and households through operations in wind, solar, energy storage and engineering. It has become one of the largest non-utility suppliers and installers of solar energy generation equipment for both large- and domestic-scale operation in Australia. Utilizing its globally-competitive supply chain, CBD is also currently developing and profitably installing solar projects in Europe, Australia, North America and Southeast Asia, both directly and through joint ventures. For more information on CBD Energy Limited, visit www.cbdenergy.com.au.

About Westinghouse Solar (NASDAQ:WEST)

Founded in 2001, Westinghouse Solar is a designer and manufacturer of solar power systems. In 2007, Westinghouse Solar pioneered the concept of integrating the racking, wiring and grounding directly into the solar panel. This revolutionary solar panel, originally branded “Andalay”, quickly won industry acclaim. In 2009, the company again broke new ground with the first integrated AC solar panel, reducing the number of components for a rooftop solar installation by approximately 80 percent and lowering labor costs by approximately 50 percent. This AC panel which won the 2009 Popular Mechanics Breakthrough Award, has become the industry's most widely installed AC solar panel. A new generation of products named “Instant Connect” has just been introduced and is expected to achieve even greater market acceptance. Award-winning Westinghouse Solar Power Systems provide the best combination of safety, performance and reliability, while backed by the proven quality of the Westinghouse name. For more information on Westinghouse Solar, visit www.westinghousesolar.com.

Forward-Looking And Cautionary Statements – Safe Harbor

This press release may contain forward-looking statements, including with respect to future projects, revenue and sales by Westinghouse Solar and CBD.  Those statements and statements made in this release that are not historical in nature, including those related to future benefits and synergies of the proposed merger, competitive advantages, and international distribution opportunities, constitute forward-looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the use of words such as “expects,” “projects,” “plans,” “will,” “may,” “anticipates,” believes,” “should,” “intends,” “estimates,” and other words of similar meaning. These statements are based on current plans, estimates and projections, and, therefore, you should not place undue reliance on them. These statements are subject to risks and uncertainties that cannot be predicted or quantified, and CBD and Westinghouse Solar caution that actual results may differ materially from those expressed or implied by such forward-looking statements. These statements are subject to the following risks and uncertainties: difficulties, delays, unexpected costs or the inability to complete planned solar PV system projects, or to secure further projects in the U.S. or other markets, ability to purchase solar panel products at anticipated prices, difficulties, delays, unexpected costs or the inability to consummate the proposed merger between CBD and Westinghouse Solar and other transactions referred to in this communication and those described in the documents that Westinghouse Solar files with the U.S. Securities and Exchange Commission, as well as risks associated with the inherent uncertainty of future financial results, additional capital financing requirements, and development and introduction of new products by CBD, Westinghouse Solar or their respective competitors, uncertainties in the timing of availability and manufacturing volumes of products from suppliers, the effectiveness, profitability, and marketability of new products, the ability to protect and defend proprietary rights and information, the impact of current, pending, or future legislation, regulation and incentive programs on the solar power industry, technological changes, the ability to identify and successfully acquire and grow distribution customers, and the effect of general economic and business conditions. All forward-looking statements included in this communication are made as of the date of this communication, and neither CBD nor Westinghouse Solar assumes any obligation to update any such forward-looking statements, whether as a result of new information, future events or otherwise.

Statement Regarding Additional Information That Will Become Available

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The publication or distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions. To the fullest extent permitted by applicable law, CBD, Westinghouse Solar and their respective affiliates disclaim any responsibility or liability for the violation of such restrictions by any person.

This communication is being made in respect of a proposed merger involving CBD and Westinghouse Solar. In connection with the proposed merger, CBD and Westinghouse Solar will file with the U.S. Securities and Exchange Commission (the “SEC”) a Registration Statement on Form F-4 containing a proxy statement/prospectus, and each of CBD and Westinghouse Solar may file with the SEC other documents regarding the proposed merger. CBD will provide disclosure and arrange for solicitation of the votes of its shareholders in accordance with Australian regulations. Such documents are not currently available. BEFORE MAKING AN INVESTMENT OR VOTING DECISION, INVESTORS AND SECURITY HOLDERS ARE ADVISED TO READ THE PROXY STATEMENT/PROSPECTUS AND OTHER FILED DOCUMENTS CAREFULLY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain a copy of the Registration Statement on Form F-4 containing a proxy statement/prospectus (when available) and all other documents filed with the SEC by CBD and Westinghouse Solar free of charge at the SEC’s website at www.sec.gov. Investors and security holders may also obtain copies of these documents, free of charge, from Westinghouse Solar by directing a request to Westinghouse Solar, Attention: Margaret Randazzo, (408) 402-9400, or by going to Westinghouse Solar’s website at www.westinghousesolar.com.  Additionally, investors may obtain copies of these documents, free of charge, from CBD by going to CBD’s website at www.cbdenergy.com.au.

Participants in the Merger Solicitation

Westinghouse Solar and CBD, and their respective directors and executive officers, may be deemed to be participants in the solicitation of proxies in respect of the proposed merger and related matters. Information regarding Westinghouse Solar’s directors and executive officers is contained in Westinghouse Solar’s annual report on Form 10-K, filed with the SEC on March 16, 2012, and amendment on Form 10-K/A, filed with the SEC on March 26, 2012. Information regarding CBD’s directors and executive officers is contained in CBD’s statement on Schedule 13D, filed with the SEC on January 9, 2012 (as amended to date). Additional information regarding the interests of such potential participants will be included in the Registration Statement on Form F-4 containing a proxy statement/prospectus and the other relevant documents filed with the SEC (when available).  Investors can also obtain free copies of these documents from CBD and Westinghouse Solar using the contact information above.